Exhibit 99.1

Release Date: November 23, 2005

Scientific-Atlanta Comments on Shareholder Suits

Atlanta, GA – November 23, 2005. Scientific-Atlanta, Inc. (NYSE:SFA) today reported that it has received two purported class action lawsuits related to its announced acquisition by Cisco Systems, Inc. The complaints, which name both Scientific-Atlanta and its directors as defendants, were brought in Georgia state court and generally allege that the company’s directors and officers breached fiduciary duties owed to our shareholders in connection with the merger. The company believes that the complaints are without merit and intends to defend the actions vigorously.

The board of directors of Scientific-Atlanta engaged in a thorough and deliberative process to obtain the best transaction at the highest price available for its shareholders, culminating in the definitive merger agreement with Cisco, which was announced on November 18. As previously announced, Cisco is acquiring Scientific-Atlanta for $43 per share in cash in exchange for each share of Scientific-Atlanta, for an aggregate purchase price of approximately $6.9 billion.

The company will file a preliminary proxy statement with the SEC which will detail the process executed by its board of directors, including the receipt of fairness opinions from three nationally recognized financial advisors.

About Scientific-Atlanta

Scientific-Atlanta, Inc. (NYSE: SFA—http://www.scientificatlanta.com) is a leading supplier of digital content distribution systems, transmission networks for broadband access to the home, digital interactive set-tops and subscriber systems designed for video, high-speed Internet and voice over IP (VoIP) networks, and worldwide customer service and support.

“Forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, may be included in this news release. A variety of factors could cause Scientific-Atlanta’s actual

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results to differ from the anticipated results expressed in such forward-looking statements. Investors are referred to Scientific-Atlanta’s Cautionary Statements (Exhibit 99.1 to the company’s most recent Form 10-Q), which statements are incorporated into this news release by reference.

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For more information contact:

Tom	Robey, Investor Relations 770-236-4608 770-236-4775 fax tom.robey@sciatl.com

Scientific-Atlanta and the Scientific-Atlanta logo are registered trademarks of Scientific-Atlanta, Inc.

Additional Information and Where to Find It

Scientific-Atlanta has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Scientific-Atlanta’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Scientific-Atlanta. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Scientific-Atlanta by going to Scientific-Atlanta’s Investor Relations page on its corporate website at www.scientificatlanta.com.

Scientific-Atlanta and its officers and directors may be deemed to be participants in the solicitation of proxies from Scientific-Atlanta’s shareholders with respect to the acquisition. Information about Scientific-Atlanta executive officers and directors and their ownership of Scientific-Atlanta common stock is set forth in the proxy statement for the Scientific-Atlanta 2005 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Scientific-Atlanta and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.